UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2007

ISONICS CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403

Address of principal executive offices

303-279-7900

Telephone number, including

Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 17, 2007, we received notification from the Nasdaq Stock Market (“Nasdaq”) that based on our Form 10-Q for the three months ended July 31, 2007, we failed to meet the requirement for continued listing found in Marketplace Rule 4310(c)(3). Rule 4310(c)(3) requires that we maintain any one of the following:

(i)            stockholders’ equity of $2.5 million;

(ii)           market value of listed securities of $35 million; or

(iii)          net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

On October 2, 2007 we submitted a written plan of compliance to Nasdaq describing our plan to achieve and sustain compliance with Rule 4310(c)(3) and all of the Nasdaq Capital Market listing requirements. However, on October 17, 2007 Nasdaq informed us that our request for continued listing on the Nasdaq Capital Market had been denied. We intend to  appeal Nasdaq’s decision and request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). If we appeal, our hearing request will stay the delisting of our common stock pending the Panel’s decision. If we appeal the initial decision, there can be no assurance that the Panel will grant the Company’s request for continued listing.

On October 22, 2007, the Company issued a press release in connection with the foregoing matters, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press release dated October 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of October 2007.

Isonics Corporation

By:	/s/ John Sakys
John Sakys
President and Chief Executive Officer